Exhibit 10.9(d)

AMENDMENT NUMBER THREE

to the

Amended and Restated Master Loan and Security Agreement

Dated as of April 28, 2005

by and between

AAMES CAPITAL CORPORATION,

AAMES INVESTMENT CORPORATION

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

This AMENDMENT NUMBER THREE is made as of March 1, 2006 by and between AAMES CAPITAL CORPORATION, having an address at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 (a “Borrower”), AAMES INVESTMENT CORPORATION, having an address at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 (a “Borrower”, and together with Aames Capital Corporation, the “Borrowers”) and CITIGROUP GLOBAL MARKETS REALTY CORP., having an address at 390 Greenwich Street, 6th Floor, New York, New York 10013 (the “Lender”), to the Amended and Restated Master Loan and Security Agreement, dated as of April 28, 2005, by and between the Borrowers and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrowers and the Lender have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.                                Effective as of December 31, 2005, Section 6.16 of the Agreement is hereby amended by deleting the existing “Tangible Net Worth; Liquidity” representation and replacing it with the following:

“6.16               Tangible Net Worth; Liquidity. (a) AIC’s Tangible Net Worth is not less than $250,000,000, plus 50% of any additional capital raised by AIC pursuant to a public or private offering. AIC has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not than $38,000,000. The ratio of AIC’s Total Indebtedness to Tangible Net Worth is not greater than 20:1. The ratio of AIC’s Adjusted Indebtedness to Tangible Net Worth is not greater than 7:1.”

SECTION 2.                                Effective as of December 31, 2005, Section 7.16 of the Agreement is hereby amended by deleting the existing “ Maintenance of Liquidity” covenant and replacing it with the following:

“7.16               Maintenance of Liquidity. (a) AIC shall at all times have cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $38,000,000.”

SECTION 3.                                Effective as of December 31, 2005, Section 7.18 of the Agreement is hereby amended by deleting the existing “Maintenance of Ratio of Total Indebtedness to Tangible Net Worth” covenant and replacing it with the following:

“7.18               Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. AIC shall not permit the ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 20:1”

SECTION 4.                                Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 5.           Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 6.           Waiver. Upon execution of this Amendment Number Three, the Borrowers and the Lender agree that any non-compliance or violation of Sections 6.16, 7.16 or 7.18 of the Agreement on or after December 31, 2005 up to the date of this Amendment Number Three are hereby waived.

SECTION 7.           Representations. In order to induce the Lender to execute and deliver this Amendment Number Three, the Borrowers hereby represent to the Lender that as of the date hereof, taking into account the waiver provided pursuant to Section 6, the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 8.           Governing Law. This Amendment Number Three shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

SECTION 9.           Counterparts. This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION
(Borrower)

By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title: Executive Vice President – Finance and Chief Financial Officer

AAMES INVESTMENT CORPORATION
(Borrower)

By:	/s/ Jon D. Van Deuren
Name: Jon D. Van Deuren
Title: Executive Vice President – Finance and Chief Financial Officer

CITIGROUP GLOBAL MARKETS
REALTY CORP.
(Lender)

By:
Name:
Title: